EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

OF

LA JOLLA PHARMACEUTICAL COMPANY

A DELAWARE CORPORATION,

AND

LA JOLLA PHARMACEUTICAL COMPANY,

A CALIFORNIA CORPORATION

This AGREEMENT AND PLAN OF MERGER, effective as of November 2, 2021 (the “Merger Agreement”), is made by and between La Jolla Pharmaceutical Company, a Delaware corporation (“LJPC-Delaware”), and La Jolla Pharmaceutical Company, a California corporation (“LJPC-California”). LJPC-Delaware and LJPC-California are referred to herein as the “Constituent Corporations.” LJPC-Delaware is a wholly owned subsidiary of LJPC-California.

RECITALS

A. LJPC-Delaware is a corporation duly incorporated and existing under the laws of the State of Delaware and has a total authorized capital stock of 108,000,000 shares, of which 100,000,000 are designated common stock, par value $0.0001 per share (the “LJPC-Delaware Common Stock”), and 8,000,000 are designated preferred stock, par value $0.0001 per share (the “LJPC-Delaware Preferred Stock”). The LJPC-Delaware Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby,          shares of LJPC-Delaware Common Stock are issued and outstanding, all of which are held by LJPC-California, and no shares of LJPC-Delaware Preferred Stock are issued and outstanding.

B. LJPC-California is a corporation duly incorporated and existing under the laws of the State of California and has a total authorized capital stock of 108,000,000 shares, of which 100,000,000 are designated common stock, par value $0.0001 per share (the “LJPC-California Common Stock”), and 8,000,000 are designated preferred stock, par value $0.0001 per share (the “LJPC-California Preferred Stock” and together with LJPC-California Common Stock, the “LJPC-California Securities”). As of the date hereof: (i) 11,000 shares of LJPC-California Preferred Stock are designated Series C-12 Convertible Preferred Stock (the “Series C-12 Preferred”) and, as of the date hereof, 3,906 shares of Series C-12 Preferred are issued, outstanding and convertible into 6,735,378 shares of LJPC-California Common Stock and (ii) 10,000 shares of LJPC-California Preferred Stock are designated Series F, none of which are currently outstanding.

C. The Board of Directors of LJPC-California has determined that, for the purpose of effecting the change of corporate domicile of LJPC-California to the State of Delaware, it is advisable and in the best interests of LJPC-California and its shareholders that LJPC-California merge with and into LJPC-Delaware upon the terms and conditions herein provided.

D.The Constituent Corporations intend, by executing this Merger Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger (as defined below) to qualify as a reorganization under the provisions of Section 368 of the Code.

E. The respective Boards of Directors of the Constituent Corporations and the shareholders of LJPC-California have approved this Merger Agreement and have directed that this Merger Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, LJPC-Delaware and LJPC-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.	MERGER

1.1 Merger. In accordance with the provisions of this Merger Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code, LJPC-California shall be merged with and into LJPC-Delaware (the “Merger”), the separate existence of LJPC-California shall cease and LJPC-Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be La Jolla Pharmaceutical Company.

1.2 Filing and Effectiveness. The Merger shall become effective in accordance with Section 1108 of the California Corporations Code and Section 252 of the DGCL. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date.”

1.3 Effect of the Merger. Upon the Effective Date, the separate existence of LJPC-California shall cease, and LJPC-Delaware, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) be subject to all actions previously taken by its and LJPC-California’s Boards of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of LJPC-California in the manner as more fully set forth in Section 259 of the DGCL, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of LJPC-California in the same manner as if LJPC-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the California Corporations Code.

1.4 Securities Act. It is the intent of the parties hereto that LJPC-Delaware, as of the Effective Time, be deemed a “successor issuer” for purposes of continuing offerings under the Securities Act of 1933, as amended (the “Securities Act”). As soon as practicable following the Merger, LJPC-Delaware will, to the extent deemed appropriate, file post-effective amendments to any LJPC-California registration statements, adopting such registration statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep any such registration statements from being misleading.

1.5 Exchange Act. It is the intent of the parties hereto that the Merger will constitute a “succession” for purposes of Rule 12g-3(a) under the Exchange Act and, upon issuance of the LJPC-Delaware Common Stock in connection with the Merger, the LJPC-Delaware Common Stock will be deemed to be registered under Section 12(g) of the Exchange Act. It is the further intent of the parties hereto that LJPC-Delaware will be considered a “successor issuer” of the LJPC-California.

1.6 Continued Listing. The shares of Common Stock of LJPC-Delaware will continue to be listed on the NASDAQ under the symbol “LJPC”.

2.	CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Certificate of Incorporation of LJPC-Delaware as in effect immediately prior to the Effective Date (the “Certificate of Incorporation”) shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of LJPC-Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The Constituent Corporations shall take all necessary action such that the directors and officers of LJPC-California immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.	MANNER OF CONVERSION OF STOCK

3.1 LJPC-California Common Stock. Upon the Effective Date, each share of LJPC-California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of LJPC-Delaware Common Stock.

3.2 LJPC-Delaware Common Stock. Upon the Effective Date, each share of LJPC-Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by LJPC-Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of LJPC-Delaware Common Stock, without any consideration being delivered in respect thereof.

3.3 Exchange of Certificates. After the Effective Date, each holder of an outstanding certificate representing shares of LJPC-California Common Stock may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive, in exchange therefor, a certificate or certificates representing the number of shares of LJPC-Delaware Common Stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Until so surrendered, each certificate that represented shares of LJPC-California Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes, from and after the Effective Date, to represent the number of shares of LJPC-Delaware Common Stock into which such shares of LJPC-California Common Stock were converted in the Merger. In addition:

(a) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of LJPC-Delaware Common Stock represented by such certificate as provided above.

(b) Each certificate representing shares of LJPC-Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificate of LJPC-California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

3.4 LJPC-California Employee Benefit and Equity Incentive Plans.

(a) Upon the Effective Date, the Surviving Corporation shall assume and continue any and all employee benefit and incentive compensation plans existing immediately prior to the Effective Date, including all stock option, stock incentive and other equity-based award plans heretofore adopted by LJPC-California (collectively, the “Plans”). Each outstanding and unexercised option, warrant, restricted stock unit or other right to purchase or receive, or security convertible into, LJPC-California Common Stock shall become an option, warrant, restricted stock unit or other right to purchase or receive, or security convertible into, LJPC-Delaware Common Stock on the basis of one (1) share of LJPC-Delaware Common Stock for each one (1) share of LJPC-California Common Stock issuable pursuant to any such option, warrant, restricted stock unit or right to purchase or receive, or convertible security, on the same terms and conditions as were applicable to such option, warrant, restricted stock unit, other right or security prior to the Effective Date. For avoidance of doubt, the LJPC-Delaware stock options, warrants, rights and securities will, as applicable, have an exercise price per share equal to the exercise price per share applicable to any such LJPC-California option, warrant, right and security prior to the Effective Date. Other than the change in the identity of the corporation to which the awards granted under the Plans are subject, no other changes in the terms and conditions of such options, restricted stock units or other equity awards will occur.

(b) A number of shares of LJPC-Delaware Common Stock shall be reserved for issuance under the Plans equal to the number of shares of LJPC-California Common Stock so reserved immediately prior to the Effective Date.

4.	CONDITIONS

4.1 Conditions to LJPC-California’s Obligations. The obligations of LJPC-California under this Merger Agreement shall be conditioned upon the occurrence of the following events:

(a) The principal terms of this Merger Agreement shall have been duly approved by the shareholders of LJPC-California;

(b) Any consents, approvals or authorizations that LJPC-California deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(c) The LJPC-Delaware Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the NASDAQ Stock Market.

5.	GENERAL

5.1 Covenants of LJPC-Delaware. LJPC-Delaware covenants and agrees that it will, on or before the Effective Date:

(a) File this Merger Agreement with the Secretary of State of the State of California; and

(b) Take such other actions as may be required by the California Corporations Code.

5.2 Further Assurances. From time to time, as and when required by LJPC-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of LJPC-California such deeds and other instruments, and there shall be taken or caused to be taken by LJPC-Delaware and LJPC-California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by LJPC-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of LJPC-California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of LJPC-Delaware are fully authorized in the name and on behalf of LJPC-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Merger Agreement by the shareholders of LJPC-California or by the sole stockholder of LJPC-Delaware, or by both. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors, shareholders or stockholders with respect thereto.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the effectiveness of the filing of this Merger Agreement (or a certificate of merger in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the shareholders or stockholders of either Constituent Corporation shall not, unless approved by such shareholders or stockholders as required by law:

(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b) Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c) Alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

5.6 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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Signatures of the parties follow on the next page.]

IN WITNESS WHEREOF, this Merger Agreement, having first been approved by resolutions of the Boards of Directors of La Jolla Pharmaceutical Company, a Delaware corporation, and La Jolla Pharmaceutical Company, a California corporation, and is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized as of October 22, 2021.

LA JOLLA PHARMACEUTICAL COMPANY, a Delaware corporation

By:	/s/ Larry Edwards
Larry Edwards President

By:	/s/ Michael Hearne
Michael Hearne Secretary

LA JOLLA PHARMACEUTICAL COMPANY, a California corporation

By:	/s/ Larry Edwards
Larry Edwards Director, President and Chief Executive Officer

By:	/s/ Michael Hearne
Michael Hearne Chief Financial Officer